                                                                    Exhibit 99.1


                               PURCHASE AGREEMENT

         This Purchase Agreement (this "Agreement"), dated as of September 4, 2002, is by and among CRA Real Estate Securities, L.P. ("CRA" or the "Purchaser"), and Keystone Property Trust (the "Seller").

         WHEREAS, the Purchaser desires to purchase from Seller, and Seller desires to issue and sell to the Purchaser, 30,000 common shares of beneficial interest, par value $.001 per share (the "Shares");

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions hereof, the Purchaser hereby agrees to purchase from Seller, and Seller agrees to issue and sell to the Purchaser, the Shares at a price per share of $16.415 for an aggregate purchase price of $492,450 (the "Purchase Price").

2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants that:

         (a) DUE AUTHORIZATION. The Purchaser is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of such Purchaser, enforceable against the Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and discretion of the court before which any proceeding therefor may be brought.

         (b) PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Purchaser has received a copy of Seller's Prospectus dated September 4, 2002, and Prospectus Supplement dated September 4, 2002 (collectively, the "Prospectus").

         (c) NOT A PARTY IN INTEREST; DISQUALIFIED PERSON. With respect to Seller, the Purchaser is not a "party in interest" as such phrase is used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" as such phrase is used in the Internal Revenue Code of 1986, as amended ("Code").

         (d) NOT A PROHIBITED TRANSACTION. The purchase of the Shares from Seller will not give rise to a nonexempt "prohibited transaction" under ERISA or the Code.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants that:

         (a) DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

         (b) ORGANIZATION AND AUTHORITY. Seller has been duly organized and is validly existing in good standing under the laws of Maryland, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus.

         (c) ISSUANCE OF THE SHARES. The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing (as defined in Paragraph 5 of this Agreement).

         (d) ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller.

4. CONDITIONS TO OBLIGATIONS OF THE PARTIES. The obligations of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Time of the following conditions:

         (a) each of the representations and warranties of the parties hereto shall be true and correct in all respects.

5. CLOSING. The transactions contemplated hereby shall be consummated on September 9, 2002 (such time and date of payment and delivery being herein called the "Closing") on a delivery versus payment basis in accordance with the "DTC ID System." At the Closing, the payment of the Purchase Price shall be by wire transfer in immediately available funds.

6. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

8. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                     KEYSTONE PROPERTY TRUST


                                     By: /s/ SAUL A. BEHAR
                                         ------------------------------------
                                         Name:  Saul A. Behar
                                         Title: Senior Vice President, General
                                                Counsel and Secretary


                                     CRA REAL ESTATE SECURITIES, L.P.


                                     By: /s/ T. RITSON FERGUSON
                                         ------------------------------------
                                         Name: T. Ritson Ferguson
                                         Title: Managing Director



                                       3